ASSIGNMENT AND ASSUMPTION


         WHEREAS, Guinness Flight Investment Funds, Inc., a Maryland corporation (the "Company") and Investors Bank & Trust Company, a Massachusetts trust company (the "Bank") have entered into a Custodian Agreement, dated the 1st day of July 1994 (the "Agreement"); and

         WHEREAS, pursuant to the terms of an Agreement and Plan of Conversion and Termination, the Company is converting to a Delaware business trust ("Guinness Flight Investment Funds" or the "Trust"); and

         WHEREAS, the Company desires to obtain, and the undersigned desires to grant, the undersigned's consent to the assignment of the Agreement.

         NOW THEREFORE, the Bank, in consideration of and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound by the terms of this Assignment and Assumption, hereby: (i) consents to the assignment of all rights and obligations under the Agreement to the Trust by the Company, to become effective on April 28, 1997; and (ii) agrees that the Agreement by and between the Company is in full force and effect, and that it is not aware of any default or event which, after notice or the passage of time or both, could become a default under the Agreement.

         By signing this Agreement, the Trust acknowledges (i) that the Agreement is in full force and effect, and that it is not aware of any default or event which, after notice or the passage of time, or both, could become a default under the Agreement, and (ii) hereby agrees to assume all of the rights, duties and obligations of the Company under the Agreement effective April 28, 1997.

Dated: As of April 28, 1997           INVESTORS BANK & TRUST COMPANY

                                       By: /s/ Robert D. Mancuso
                                           ---------------------
                                       Name: Robert D. Mancuso

                                       Title: Senior Vice President


                                       GUINNESS FLIGHT INVESTMENT FUNDS

                                       By: /s/ Steven J. Paggiole
                                           ----------------------

                                       Name: Steven J. Paggiole

                                       Title: Secretary

                                                                      (4/94)



                               CUSTODIAN AGREEMENT
                                     Between
                     GUINNESS FLIGHT INVESTMENT FUNDS, INC.
                                       and
                         INVESTORS BANK & TRUST COMPANY

                                TABLE OF CONTENTS

                                                                           Page

1.   Bank Appointed Custodian...............................................  1

2.   Definitions............................................................  1
     2.1      Authorized Person.............................................  1
     2.2      Security......................................................  1
     2.3      Portfolio Security............................................  1
     2.4      Officers' Certificate.........................................  2
     2.5      Book-Entry System.............................................  2
     2.6      Depository....................................................  2
     2.7      Proper Instructions...........................................  2

3.   Separate Accounts......................................................  2

4.   Certification as to Authorized Persons.................................  2

5.   Custody of Cash........................................................  3
     5.1      Purchase of Securities........................................  3
     5.2      Redemptions...................................................  3
     5.3      Distributions and Expenses of Fund............................  3
     5.4      Payment in Respect of Securities..............................  3
     5.5      Repayment of Loans............................................  4
     5.6      Repayment of Cash.............................................  4
     5.7      Foreign Exchange Transactions.................................  4
     5.8      Other Authorized Payments.....................................  4
     5.9      Termination...................................................  4

6.   Securities.............................................................  4
     6.1      Segregation and Registration..................................  4
     6.2      Voting and Proxies............................................  5
     6.3      Book-Entry System.............................................  5
     6.4      Use of a Depository...........................................  6
     6.5      Use of Book-Entry System for Commercial Paper.................  7
     6.6      Use of Immobilization Programs................................  8
     6.7      Eurodollar CDs................................................  8
     6.8      Options and Futures Transactions..............................  8
     6.9      Segregated Account............................................  9
     6.10     Interest Bearing Call or Time Deposits........................ 11
     6.11     Transfer of Securities........................................ 11

7.   Redemptions............................................................ 13


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                                                                           Page


8.  Merger, Dissolution, etc. of Fund....................................... 13

9.  Actions of Bank Without Prior Authorization............................. 13

10. Collection and Defaults................................................. 14

11. Maintenance of Records and Accounting Services.......................... 14

12. Fund Evaluation......................................................... 14

13. Concerning the Bank..................................................... 15
    13.1  Performance of Duties and Standard of Care........................ 15
    13.2  Agents and Subcustodians with Respect to Property of the Fund
          Held in the United States......................................... 16
    13.3  Duties of the Bank with Respect to Property of the Fund Held Outside of the United States............................................. 16
    13.4  Insurance......................................................... 19
    13.5  Fees and Expenses of Bank......................................... 19
    13.6  Advances by Bank.................................................. 20

14. Termination............................................................. 20

15. Confidentiality......................................................... 21

16. Notices................................................................. 21

17. Amendments.............................................................. 22

18. Parties................................................................. 22

19. Governing Law........................................................... 22

20. Counterparts............................................................ 22

                               CUSTODIAN AGREEMENT


         AGREEMENT made as of this [1st] day of [July], 1994, between GUINNESS FLIGHT INVESTMENT FUNDS, INC., a Maryland corporation (the "Fund") and INVESTORS BANK & TRUST COMPANY (the "Bank")

         The Fund, an open-end management investment company consisting of two portfolios, Guinness Flight Hong Kong Fund and Guinness Flight Global Government Bond Fund, desires to place and maintain all of its portfolio securities and cash in the custody of the Bank. The Bank has at least the minimum qualifications required by Section 17(f)(1) of the Investment Company Act of 1940 (the "1940 Act") to act as custodian of the portfolio securities and cash of the Fund, and has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

         1. Bank Appointed Custodian. The Fund hereby appoints the Bank as custodian of its portfolio securities and cash delivered to the Bank as hereinafter described and the Bank agrees to act as such upon the terms and conditions hereinafter set forth.

         2. Definitions. Whenever used herein, the terms listed below will have the following meaning:

               2.1 Authorized Person. Authorized Person will mean any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Fund by appropriate resolution of its Board of Directors (the "Board"), and set forth in a certificate as required by Section 4 hereof.

               2.2 Security. The term security as used herein will have the same meaning as when such term is used in the Securities Act of 1933, as amended, including, without limitation, any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to, or option contract to purchase or sell any of the foregoing, and futures, forward contracts and options thereon.

               2.3 Portfolio Security. Portfolio Security will mean any security owned by the Fund.

               2.4  Officers'  Certificate.  Officers'  Certificate  will  mean,
unless   otherwise   indicated,   any  request,   direction,   instruction,   or
certification in writing signed by any two Authorized Persons of the Fund.

               2.5 Book-Entry System. Book-Entry System shall mean the Federal Reserve- Treasury Department Book Entry System for United States government, instrumentality and agency securities operated by the Federal Reserve Bank, its successor or successors and its nominee or nominees.

               2.6 Depository. Depository shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 ("Exchange Act"), its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any United States or foreign person authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Board.

               2.7 Proper Instructions. Proper Instructions shall mean (i) instructions regarding the purchase or sale of Portfolio Securities, and payments and deliveries in connection therewith, given by an Authorized Person as shall have been designated in an Officers' Certificate, such instructions to be given in such form and manner as the Bank and the Fund shall agree upon from time to time, and (ii) instructions (which may be continuing instructions) regarding other matters signed or initiated by such one or more persons from time to time designated in an Officers' Certificate as having been authorized by the Board. Oral instructions will be considered Proper Instructions if the Bank reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be promptly confirmed in writing. The Bank shall act upon and comply with any subsequent Proper Instruction which modifies a prior instruction and the sole obligation of the Bank with respect to any follow-up or confirmatory instruction shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any such discrepancy or error, and to the extent such action requires the Bank to act the Fund shall give the Bank specific Proper Instructions as to the action required. Upon receipt of an Officers' Certificate as to the authorization by the Board accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communication effected directly between electro-mechanical or electronic devices provided that the Board and the Bank are satisfied that such procedures afford adequate safeguards for the Fund's assets.

         3. Separate Accounts. If the Fund has more than one series or portfolio, the Bank will segregate the assets of each series or portfolio to which this Agreement relates into a separate account for each such series or portfolio containing the assets of such series or portfolio (and all investment earnings thereon).

         4. Certification as to Authorized Persons. The Secretary or Assistant Secretary of the Fund will at all times maintain on file with the Bank his or her certification to the Bank, in such form as may be acceptable to the Bank, of (i) the names and signatures of the Authorized Persons and (ii) the names of the Board, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Secretary or Assistant Secretary of the Fund, will sign a new or amended certification setting forth the change and the new, additional or omitted names or signatures. The Bank will be entitled to rely and act upon any Officers' Certificate given to it by the Fund which as been signed by Authorized Persons named in the most recent certification.

         5. Custody of Cash. As custodian for the Fund, the Bank will open and maintain a separate account or accounts in the name of the Fund or in the name of the Bank, as Custodian of the Fund, and will deposit to the account of the Fund all of the cash of the Fund, except for cash held by a subcustodian appointed pursuant to Section 13.2 hereof, including borrowed funds, delivered to the Bank, subject only to draft or order by the Bank acting pursuant to the terms of this Agreement. Upon receipt by the Bank of Proper Instructions (which may be continuing instructions) or in the case of payments for redemptions and repurchases of outstanding shares of common stock of the Fund, notification from the Fund's transfer agent as provided in Section 7, requesting such payment, designating the payee or the account or accounts to which the Bank will release funds for deposit, and stating that it is for a purpose permitted under the terms of this Section 5, specifying the applicable subsection, the Bank will make payments of cash held for the accounts of the Fund, insofar as funds are available for that purpose, only as permitted in subsections 5.1-5.9 below.

               5.1 Purchase of Securities. Upon the purchase of securities for the Fund, against a contemporaneous receipt of such securities by the Bank registered in the name of the Fund or in the name of, or properly endorsed and in form for transfer to, the Bank, or a nominee of the Bank, or receipt for the account of the Bank pursuant to the provisions of Section 6 below, each such payment to be made at the purchase price shown on a broker's confirmation (or transaction report in the case of Book Entry Paper) of purchase of the securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made.

               5.2 Redemptions. In such amount as may be necessary for the repurchase or redemption of common shares of the Fund offered for repurchase or redemption in accordance with Section 7 of this Agreement.

               5.3 Distributions and Expenses of Fund. For the payment on the account of the Fund of dividends or other distributions to shareholders as may from time to time be declared by the Board, interest, taxes, management or supervisory fees, distribution fees, fees of the Bank for its services hereunder and reimbursement of the expenses and liability of the Bank, as provided hereunder, fees of any transfer agent, fees for legal, accounting, and auditing services, or other operating expenses of the Fund.

               5.4 Payment in Respect of Securities. For payments in connection with the conversion, exchange or surrender of Portfolio Securities or securities subscribed to by the Fund held by or to be delivered to the Bank.

               5.5 Repayment of Loans. To repay loans of money made to the Fund, but, in the case of final payment, only upon redelivery to the Bank of any Portfolio Securities pledged or hypothecated therefor and upon surrender of documents evidencing the loan.

               5.6 Repayment of Cash. To repay the cash delivered to the Fund for the purpose of collateralizing the obligation to return to the Fund certificates borrowed from the Fund representing Portfolio Securities, but only upon redelivery to the Bank of such borrowed certificates.

               5.7 Foreign Exchange Transactions. For payments in connection with foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery which may be entered into by the Bank on behalf of the Fund upon the receipt of Proper Instructions, such Proper Instructions to specify the currency broker or banking institution (which may be the Bank, or any other subcustodian or agent hereunder, acting as principal) with which the contract or option is made, and the Bank shall have no duty with respect to the selection of such currency brokers or banking institutions with which the Fund deals or for their failure to comply with the terms of any contract or option.

               5.8 Other Authorized Payments. For other authorized transactions of the Fund, or other obligations of the Fund incurred for proper Fund purposes; provided that before making any such payment the Bank will also receive a certified copy of a resolution of the Board signed by an Authorized Person (other than the Person certifying such resolution) and certified by its Secretary or Assistant Secretary, naming the person or persons to whom such payment is to be made, and either describing the transaction for which payment is to be made and declaring it to be an authorized transaction of the Fund, or specifying the amount of the obligation for which payment is to be made, setting forth the purpose for which such obligation was incurred and declaring such purpose to be a proper corporate purpose.

               5.9   Termination.   Upon   termination   of  this  Agreement  as
hereinafter set forth pursuant to Section 8 and Section 14 of this Agreement.

         6.       Securities.

                  6.1 Segregation and Registration. Except as otherwise provided herein, and except for securities to be delivered to any subcustodian appointed pursuant to Section 13.2 hereof, the Bank as custodian, will receive and hold pursuant to the provisions hereof, in a separate account or accounts and physically segregated at all times from those of other persons, any and all Portfolio Securities which may now or hereafter be delivered to it by or for the account of the Fund. All such Portfolio Securities will be held or disposed of by the Bank for, and subject at all times to, the instructions of the Fund pursuant to the terms of this Agreement. Subject to the specific provisions herein relating to Portfolio Securities that are not physically held by the Bank, the Bank will register all Portfolio Securities (unless otherwise directed by Proper Instructions or an Officers' Certificate), in the name of a registered nominee of the Bank as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, and will execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Bank will use its best efforts to the end that the specific Portfolio Securities held by it thereunder will be at all times identifiable.

                  The Fund will from time to time furnish to the Bank appropriate instruments to enable it to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Portfolio Securities which may from time to time be registered in the name of the Fund.

                  6.2 Voting and Proxies. Neither the Bank nor any nominee of the Bank will vote any of the Portfolio Securities held hereunder, except in accordance with Proper Instructions or an Officers' Certificate. The Bank will execute and deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with respect to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

                  6.3 Book-Entry System. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits of Fund assets in the Book-Entry System, and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

                         (a) The  Bank  may  keep  Portfolio  Securities  in the
Book-Entry System provided that such Portfolio Securities are represented in an account ("Account") of the Bank (or its agent) in such System which shall not include any assets of the Bank (or such agent) other than assets held as a fiduciary, custodian, or otherwise for customers;

                         (b) The  records of the Bank (and any such  agent) with
respect to the Fund's participation in the Book-Entry System through the Bank (or any such agent) will identify by book entry Portfolio Securities which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Bank (or such agent) be open for inspection by duly authorized officers, employees or agents of the Fund. Where securities are transferred to the Fund's account, the Bank shall also, by book entry or otherwise, identify as belonging to the Fund a quantity of securities in fungible bulk of securities (i) registered in the name of the Bank or its nominee, or (ii) shown on the Bank's account on the books of the Federal Reserve Bank;

                         (c) The Bank (or its  agent)  shall pay for  securities
purchased for the account of the Fund or shall pay cash collateral against the return of Portfolio Securities loaned by the Fund upon (i) receipt of advice from the Book-Entry System that such Securities have been transferred to the Account, and (ii) the making of an entry on the records of the Bank (or its agent) to reflect such payment and transfer for the account of the Fund. The Bank (or its agent) shall transfer securities sold or loaned for the account of the Fund upon

                                   (i)  receipt  of advice  from the  Book-Entry
System that payment for securities sold or payment of the initial cash collateral against the delivery of securities loaned by the Fund has been transferred to the Account; and

                                   (ii) the making of an entry on the records of
the Bank (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Book-Entry System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Bank and shall be provided to the Fund at its request. The Bank shall send the Fund a confirmation, as defined by Rule 17f-4 of the 1940 Act, of any transfers to or from the account of the Fund;

                         (d) The Bank will  promptly  provide  the Fund with any
report obtained by the Bank or its agent on the Book-Entry System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Book-Entry System;

                         (e) The Bank  shall be  liable to the Fund for any loss
or damage to the Fund resulting from use of the Book-Entry System by reason of any gross negligence, willful misfeasance or bad faith of the Bank or any of its agents or of any of its or their employees or from any reckless disregard by the Bank or any such agent of its duty to use its best efforts to enforce such rights as it may have against the Book-Entry System; at the election of the Fund, it shall be entitled to be subrogated for the Bank in any claim against the Book-Entry System or any other person which the Bank or its agent may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any loss or damage.

               6.4 Use of a Depository. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving deposits in DTC or other such Depository and (ii) for any subsequent changes to such arrangements following such approval, the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval:

                         (a) The Bank  may use a  Depository  to hold,  receive,
exchange, release, lend, deliver and otherwise deal with Portfolio Securities including stock dividends, rights and other items of like nature, and to receive and remit to the Bank on behalf of the Fund all income and other payments thereon and to take all steps necessary and proper in connection with the collection thereof;

                         (b) Registration of Portfolio Securities may be made in
the name of any nominee or nominees used by such Depository;

                         (c) Payment for  securities  purchased  and sold may be
made through the clearing medium employed by such Depository for transactions of participants acting through it. Upon any purchase of Portfolio Securities, payment will be made only upon delivery of the securities to or for the account of the Fund and the Fund shall pay cash collateral against the return of Portfolio Securities loaned by the Fund only upon delivery of the Securities to or for the account of the Fund; and upon any sale of Portfolio Securities, delivery of the Securities will be made only against payment thereof or, in the event Portfolio Securities are loaned, delivery of Securities will be made only against receipt of the initial cash collateral to or for the account of the Fund; and

                         (d) The Bank  shall be  liable to the Fund for any loss
or damage to the Fund resulting from use of a Depository by reason of any gross negligence, willful misfeasance or bad faith of the Bank or its employees or from any reckless disregard by the Bank of its duty to use its best efforts to enforce such rights as it may have against a Depository. In this connection, the Bank shall use its best efforts to ensure that:

                                   (i) The Depository obtains replacement of any
certificated Portfolio Security deposited with it in the event such Security is lost, destroyed, wrongfully taken or otherwise not available to be returned to the Bank upon its request;

                                   (ii)  Any  proxy  materials   received  by  a
Depository with respect to Portfolio Securities deposited with such Depository are forwarded immediately to the Bank for prompt transmittal to the Fund;

                                   (iii) Such Depository immediately forwards to
the Bank confirmation of any purchase or sale of Portfolio Securities and of the appropriate book entry made by such Depository to the Fund's account;

                                   (iv) Such Depository prepares and delivers to
the Bank such records with respect to the performance of the Bank's obligations and duties hereunder as may be necessary for the Fund to comply with the recordkeeping requirements of Section 31(a) of the 1940 Act and Rule 31(a) thereunder; and

                                   (v) Such Depository  delivers to the Bank and
the Fund all internal accounting control reports, whether or not audited by an independent public accountant, as well as such other reports as the Fund may reasonably request in order to verify the Portfolio Securities held by such Depository.

               6.5 Use of Book-Entry System for Commercial Paper. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving participation in a system maintained by the Bank for the holding of commercial paper in book-entry form ("Book-Entry Paper") and (ii) for each year following such approval the Board has received and approved the arrangements, upon receipt of Proper Instructions and upon receipt of confirmation from an Issuer (as defined below) that the Fund has purchased such Issuer's Book-Entry Paper, the Bank shall issue and hold in book-entry form, on behalf of the Fund, commercial paper issued by issuers with whom the Bank has entered into a book-Entry agreement (the "Issuers"). In maintaining its Book-Entry Paper System, the Bank agrees that:

                         (a) the Bank will maintain all Book-Entry Paper held by
the Fund in an account of the Bank that includes only assets held by it for customers;

                         (b) the records of the Bank with  respect to the Fund's
purchase of Book-Entry Paper through the Bank will identify, by book-entry, Commercial Paper belonging to the Fund which is included in the Book-Entry Paper System and shall at all times during the regular business hours of the Bank be open for inspection by duly authorized officers, employees or agents of the Fund;

                         (c) The Bank shall pay for Book-Entry  Paper  purchased
for the account of the Fund upon contemporaneous (i) receipt of advice from the Issuer that such sale of Book- Entry Paper has been effected, and (ii) the making of an entry on the records of the Bank to reflect such payment and transfer for the account of the Fund;

                         (d)  The  Bank  shall  cancel  such  Book-Entry   Paper
obligation upon the maturity thereof upon contemporaneous (i) receipt of advice that payment for such Book-Entry Paper has been transferred to the Fund, and
(ii) the making of an entry on the records of the Bank to reflect such payment for the account of the Fund;

                         (e) the Bank shall  transmit to the Fund a  transaction
journal confirming each transaction in Book-Entry Paper for the account of the Fund on the next business day following the transaction; and

                         (f) the Bank will send to the Fund such  reports on its
system of internal accounting control with respect to the Book-Entry Paper System as the Fund may reasonably request from time to time.

               6.6 Use of Immobilization Programs. Provided (i) the Bank has received a certified copy of a resolution of the Board specifically approving the maintenance of Portfolio Securities in an immobilization program operated by a bank which meets the requirements of Section 26(a)(1) of the 1940 Act, and
(ii) for each year following such approval the Board has reviewed and approved the arrangement and has not delivered an Officer's Certificate to the Bank indicating that the Board has withdrawn its approval, the Bank shall enter into such immobilization program with such bank acting as a subcustodian hereunder.

               6.7 Eurodollar CDs. Any Portfolio Securities which are Eurodollar CDs may be physically held by the European branch of the U.S. banking institution that is the issuer of such Eurodollar CD (a "European Branch"), provided that such Securities are identified on the books of the Bank as belonging to the Fund and that the books of the Bank identify the European Branch holding such Securities. Notwithstanding any other provision of this Agreement to the contrary, except as stated in the first sentence of this subsection 6.7, the Bank shall be under no other duty with respect to such Eurodollar CDs belonging to the Fund, and shall have no liability to the Fund or its shareholders with respect to the actions, inactions, whether negligent or otherwise of such European Branch in connection with such Eurodollar CDs, except for any loss or damage to the Fund resulting from the Bank's own gross negligence, willful misfeasance or bad faith in the performance of its duties hereunder.

               6.8 Options and Futures Transactions.

                         (a) Puts and  Calls  Traded  on  Securities  Exchanges,
NASDAQ or Over-the-Counter.

                             1. The Bank  shall  take  action as to put  options
("puts") and call options ("calls") purchased or sold (written) by the Fund regarding escrow or other arrangements (i) in accordance with the provisions of any agreement entered into upon receipt of Proper Instructions between the Bank, any broker-dealer registered under the Exchange Act and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and, if necessary, the Fund relating to the compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations.

                             2. Unless another  agreement  requires it to do so,
the Bank shall be under no duty or obligation to see that the Fund has deposited or is maintaining adequate margin, if required, with any broker in connection with any option, nor shall the Bank be under duty or obligation to present such option to the broker for exercise unless it receives Proper Instructions from the Fund. The Bank shall have no responsibility for the legality of any put or call purchased or sold on behalf of the Fund, the propriety of any such purchase or sale, or the adequacy of any collateral delivered to a broker in connection with an option or deposited to or withdrawn from a Segregated Account (as defined in subsection 6.9 below). The Bank specifically, but not by way of limitation, shall not be under any duty or obligation to: (i) periodically check or notify the Fund that the amount of such collateral held by a broker or held in a Segregated Account is sufficient to protect such broker of the Fund against any loss; (ii) effect the return of any collateral delivered to a broker; or
(iii) advise the Fund that any option it holds, has or is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

                          (b) Puts,  Calls  and  Futures  Traded on  Commodities
Exchanges

                             1. The Bank shall take action as to puts, calls and
futures contracts ("Futures") purchased or sold by the Fund in accordance with the provisions of any agreement among the Fund, the Bank and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund.

                             2. The responsibilities and liabilities of the Bank
as to futures, puts and calls traded on commodities exchanges, any Futures Commission Merchant account and the Segregated Account shall be limited as set forth in subparagraph (a)(2) of this Section 6.8 as if such subparagraph referred to Futures Commission Merchants rather than brokers, and Futures and puts and calls thereon instead of options.

               6.9 Segregated Account. The Bank shall upon receipt of Proper Instructions establish and maintain a Segregated Account or Accounts for and on behalf of the Fund, into which Account or Accounts may be transferred upon receipt of Proper Instructions cash and/or Portfolio Securities;

                         (a) in accordance  with the provisions of any agreement
among the Fund, the Bank and a broker-dealer registered under the Exchange Act and a member of the NASD or any Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange or the Commodity Futures Trading Commission or any registered Contract Market, or of any similar organizations regarding escrow or other arrangements in connection with transactions by the Fund;

                         (b) for the purpose of  segregating  cash or securities
in connection with options purchased or written by the Fund or commodity futures purchased or written by the Fund;

                         (c) for the  deposit  of liquid  assets,  such as cash,
U.S. Government securities or other high grade debt obligations, having a market value (marked to market on a daily basis) at all times equal to not less than the aggregate purchase price due on the settlement dates of all the Fund's then outstanding forward commitment or "when-issued" agreements relating to the purchase of Portfolio Securities and all the Fund's then outstanding commitments under reverse repurchase agreements entered into with broker-dealer firms;

                         (d) for the deposit of any Portfolio  Securities  which
the Fund has agreed to sell on a forward commitment basis, all in accordance with Investment Company Act Release No. 10666;

                         (e) for the purposes of compliance by the Fund with the
procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of Segregated Accounts by registered investment companies;

                         (f) for other proper corporate  purposes,  but only, in
the case of this clause (f), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board, or of the Executive Committee signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such Segregated Account and declaring such purposes to be proper corporate purposes.

                         (g) Assets may be withdrawn from the Segregated Account
pursuant to Proper Instructions only

                             (i) in accordance with the provisions of any agreements referenced in (a) or (b) above;

                             (ii)  for  sale  or  delivery  to meet  the  Fund's
                        obligations under outstanding firm commitment or when-issued agreements for the purchase of Portfolio Securities and under reverse repurchase agreements;

                             (iii) for exchange for other liquid assets of equal
                        or greater value deposited in the Segregated Account;

                             (iv) to the  extent  that  the  Fund's  outstanding
                        forward commitment or when-issued agreements for the purchase of portfolio securities or reverse repurchase agreements are sold to other parties or the Fund's obligations thereunder are met from assets of the Fund other than those in the Segregated Account; or

                             (v)  for  delivery  upon  settlement  of a  forward
                        commitment   agreement   for  the   sale  of   Portfolio
                        Securities.

               6.10 Interest Bearing Call or Time Deposits. The Bank shall, upon receipt of Proper Instructions relating to the purchase by the Fund of interest-bearing fixed-term and call deposits, transfer cash, by wire or otherwise, in such amounts and to such bank or banks as shall be indicated in such Proper Instructions. The Bank shall include in its records with respect to the assets of the Fund appropriate notation as to the amount of each such deposit, the banking institution with which such deposit is made (the "Deposit Bank"), and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Bank by the Deposit Bank. Such deposits shall be deemed Portfolio Securities of the Fund and the responsibility of the Bank therefore shall be the same as and no greater than the Bank's responsibility in respect of other Portfolio Securities of the Fund.

               6.11 Transfer of Securities. The Bank will transfer, exchange, deliver or release Portfolio Securities held by it hereunder, insofar as such Securities are available for such purpose, provided that before making any transfer, exchange, delivery or release under this Section the Bank will receive Proper Instructions requesting such transfer, exchange or delivery stating that it is for a purpose permitted under the terms of this Section 6.11, specifying the applicable subsection, or describing the purpose of the transaction with sufficient particularity to permit the Bank to ascertain the applicable subsection, only

                         (a) upon sales of Portfolio  Securities for the account
of the Fund, against contemporaneous receipt by the Bank of payment therefor in full, each such payment to be in the amount of the sale price shown in a broker's confirmation of sale of the Portfolio Securities received by the Bank before such payment is made, as confirmed in the Proper Instructions received by the Bank before such payment is made;

                         (b) in  exchange  for or  upon  conversion  into  other
securities alone or other securities and cash pursuant to any plan of merger, consolidation, reorganization, share split-up, change in par value, recapitalization or readjustment or otherwise, upon exercise of subscription, purchase or sale or other similar rights represented by such Portfolio Securities, or for the purpose of tendering shares in the event of a tender offer therefor, provided however that in the event of an offer of exchange, tender offer, or other exercise of rights requiring the physical tender or delivery of Portfolio Securities, the Bank shall have no liability for failure to so tender in a timely manner unless such Proper Instructions are received by the Bank at least two business days prior to the date required for tender, and unless the Bank (or its agent or subcustodian hereunder) has actual possession of such Security at least two business days prior to the date of tender;

                         (c) upon conversion of Portfolio Securities pursuant to
their terms into other securities;

                         (d) for the purpose of  redeeming in kind shares of the
Fund upon authorization from the Fund;

                         (e) in the case of option  contracts owned by the Fund,
for presentation to the endorsing broker;

                         (f) when such Portfolio Securities are called, redeemed
or retired or otherwise become payable;

                         (g) for the  purpose  of  effectuating  the  pledge  of
Portfolio Securities held by the Bank in order to collateralize loans made to the Fund by any bank, including the Bank; provided, however, that such Portfolio Securities will be released only upon payment to the Bank for the account of the Fund of the moneys borrowed, except that in cases where additional collateral is required to secure a borrowing already made, and such fact is made to appear in the Proper Instructions, further Portfolio Securities may be released for that purpose without any such payment. In the event that any such pledged Portfolio Securities are held by the Bank, they will be so held for the account of the lender, and after notice to the Fund from the lender in accordance with the normal procedures of the lender, that an event of deficiency or default on the loan has occurred, the Bank may deliver such pledged Portfolio Securities to or for the account of the lender;

                         (h)  for  the   purpose   of   releasing   certificates
representing Portfolio Securities, against contemporaneous receipt by the Bank of the fair market value of such security, as set forth in the Proper Instructions received by the Bank before such payment is made;

                         (i) for the purpose of  delivering  securities  lent by
the Fund to a bank or broker dealer, but only against receipt in accordance with street delivery custom except as otherwise provided herein, of adequate collateral as agreed upon from time to time by the Fund and the Bank, and upon receipt of payment in connection with any repurchase agreement relating to such securities entered into by the Fund;

                         (j) for other  authorized  transactions  of the Fund or
for other proper corporate purposes; provided that before making such transfer, the Bank will also receive a certified copy of resolutions of the Board, signed by an authorized officer of the Fund (other than the officer certifying such resolution) and certified by its Secretary or Assistant Secretary, specifying the Portfolio Securities to be delivered, setting forth the transaction in or purpose for which such delivery is to be made, declaring such transaction to be an authorized transaction of the Fund or such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

                         (k) upon  termination  of this Agreement as hereinafter
set forth pursuant to Section 8 and Section 14 of this Agreement.

         As to any deliveries made by the Bank pursuant to subsections (a), (b),
(c), (e), (f), (g), (h) and (i) securities or cash receivable in exchange therefor shall be delivered to the Bank.

         7. Redemptions. In the case of payment of assets of the Fund held by the Bank in connection with redemptions and repurchases by the Fund of outstanding common shares, the Bank will rely on notification by the Fund's transfer agent of receipt of a request for redemption and certificates, if issue, in proper form for redemption before such payment is made. Payment shall be made in accordance with the Articles and By-laws of the Fund, from assets available for said purpose.

         8. Merger, Dissolution, etc. of Fund. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Fund into or the consolidation of the Fund with another investment company, the sale by the Fund of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Fund and distribution of its assets, the Bank will deliver the Portfolio Securities held by it under this Agreement and disburse cash only upon the order of the Fund set forth in an Officers' Certificate, accompanied by a certified copy of a resolution of the Board authorizing any of the foregoing transactions. Upon completion of such delivery and disbursement and the payment of the fees, disbursements and expenses of the Bank, this Agreement will terminate.

         9. Actions of Bank Without Prior Authorization. Notwithstanding anything herein to the contrary, unless and until the Bank receives an Officers' Certificate to the contrary, it will without prior authorization or instruction of the Fund or the transfer agent:

               9.1 Endorse for collection and collect on behalf of and in the name of the Fund all checks, drafts, or other negotiable or transferable instruments or other orders for the payment of money received by it for the account of the Fund and hold for the account of the Fund all income, dividends, interest and other payments or distribution of cash with respect to the Portfolio Securities held thereunder;

               9.2 Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund;

               9.3 Receive and hold for the account of the Fund all securities received as a distribution on Portfolio Securities as a result of a stock dividend, share split-up, reorganization, recapitalization, merger, consolidation, readjustment, distribution of rights and similar securities issued with respect to any Portfolio Securities held by it hereunder;

               9.4 Execute as agent on behalf of the Fund all necessary ownership and other certificates and affidavits required by the Internal Revenue Code or the regulations of the Treasury Department issued thereunder, or by the laws of any state, now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so and as may be required to obtain payment in respect thereof. The Bank will execute and deliver such certificates in connection with Portfolio Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State;

               9.5 Present for payment all Portfolio Securities which are called, redeemed, retired or otherwise become payable, and hold cash received by it upon payment for the account of the Fund; and

               9.6  Exchange  interim  receipts  or  temporary   securities  for
definitive securities.

         10. Collection and Defaults. The Bank will use all reasonable efforts to collect any funds which may to its knowledge become collectible arising from Portfolio Securities, including dividends, interest and other income, and to transmit to the Fund notice actually received by it of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities. If Portfolio Securities upon which such income is payable are in default or payment is refused after due demand or presentation, the Bank will notify the Fund in writing of any default or refusal to pay within two business days from the date on which it receives knowledge of such default or refusal. In addition, the Bank will send the Fund a written report once each month showing any income on any Portfolio Security held by it which is more than ten days overdue on the date of such report and which has not previously been reported.

         11. Maintenance of Records and Accounting Services. The Bank will maintain records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement, and in compliance with the applicable rules and regulations of the 1940 Act and will furnish the Fund daily with a statement of condition of the Fund. The Bank will furnish to the Fund at the end of every month, and at the close of each quarter of the Fund's fiscal year, a list of the Portfolio Securities and the aggregate amount of cash held by it for the Fund. The books and records of the Bank pertaining to its actions under this Agreement and reports by the Bank or its independent accountants concerning its accounting system, procedures for safeguarding securities and internal accounting controls will be open to inspection and audit at reasonable times by officers of or auditors employed by the Fund and will be preserved by the Bank in the manner and in accordance with the applicable rules and regulations under the 1940 Act.

         The Bank shall keep the books of account and render statements or copies from time to time as reasonably requested by the Treasurer or any executive officer of the Fund.

         The Bank shall assist generally in the preparation of reports to shareholders and others, audits of accounts, and other ministerial matters of like nature.

         12. Fund Evaluation. The Bank shall compute and, unless otherwise directed by the Board, determine as of the close of business on the New York Stock Exchange on each day on which said Exchange is open for unrestricted trading and as of such other hours, if any, as may be authorized by the Board the net asset value and the public offering price of a share of capital stock of the Fund, such determination to be made in accordance with the provisions of the Articles and By-laws of the Fund and Prospectus and Statement of Additional Information relating to the Fund, as they may from time to time be amended, and any applicable resolutions of the Board at the time in force and applicable; and promptly to notify the Fund, the proper exchange and the NASD or such other persons as the Fund may request of the results of such computation and determination. In computing the net asset value hereunder, the Bank may rely in good faith upon information furnished to it by any Authorized Person in respect of (i) the manner of accrual of the liabilities of the Fund and in respect of liabilities of the Fund not appearing on its books of account kept by the Bank, (ii) reserves, if any, authorized by the Board or that no such reserves have been authorized, (iii) the source of the quotations to be used in computing the net asset value, (iv) the value to be assigned to any security for which no price quotations are available, and (v) the method of computation of the public offering price on the basis of the net asset value of the shares, and the Bank shall not be responsible for any loss occasioned by such reliance or for any good faith reliance on any quotations received from a source pursuant to
(iii) above.

         13. Concerning the Bank.

               13.1 Performance of Duties and Standard of Care.

               In performing its duties hereunder and any other duties listed on any Schedule hereto, if any, the Bank will be entitled to receive and act upon the advice of independent counsel of its own selection, which may be counsel for the Fund, and will be without liability for any action taken or thing done or omitted to be done in accordance with this Agreement in good faith in conformity with such advice. In the performance of its duties hereunder, the Bank will be protected and not be liable, and will be indemnified and held harmless for any action taken or omitted to be taken by it in good faith reliance upon the terms of this Agreement, any Officers' Certificate, Proper Instructions, resolution of the Board, telegram, notice, request, certificate or other instrument reasonably believed by the Bank to be genuine and for any other loss to the Fund except in the case of its gross negligence, willful misfeasance or bad faith in the performance of its duties or reckless disregard of its obligations and duties hereunder.

               The Bank will be under no duty or obligation to inquire into and will not be liable for:

               (a) the validity of the issue of any Portfolio Securities purchased by or for the Fund, the legality of the purchases thereof or the propriety of the price incurred therefor;

               (b) the legality of any sale of any Portfolio Securities by or for the Fund or the propriety of the amount for which the same are sold;

               (c) the legality of an issue or sale of any common shares of the Fund or the sufficiency of the amount to be received therefor;

               (d) the legality of the repurchase of any common shares of the Fund or the propriety of the amount to be paid therefor;

               (e) the legality of the declaration of any dividend by the Fund or the legality of the distribution of any Portfolio Securities as payment in kind of such dividend; and

               (f) any property or moneys of the Fund unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

               Moreover, the Bank will not be under any duty or obligation to ascertain whether any Portfolio Securities at any time delivered to or held by it for the account of the Fund are such as may properly be held by the Fund under the provisions of its Articles, By-laws, any federal or state statutes or any rule or regulation of any governmental agency.

               Notwithstanding anything in this Agreement to the contrary, in no event shall the Bank be liable hereunder or to any third party:

               (a) for any losses or damages of any kind resulting from acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currently restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation, or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events except as results from the Bank's own gross negligence; or

               (b) for special, punitive or consequential damages arising from the provision of services hereunder, even if the Bank has been advised of the possibility of such damages.

               13.2 Agents and Subcustodians with Respect to Property of the Fund Held in the United States. The Bank may employ agents in the performance of its duties hereunder and shall be responsible for the acts and omissions of such agents as if performed by the Bank hereunder.

               Upon receipt of Proper Instructions, the Bank may employ subcustodians, provided that any such subcustodian meets at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as a custodian of the Fund's assets with respect to property of the Fund held in the United States. The Bank shall have no liability to the Fund or any other person by reason of any act or omission of any subcustodian and the Fund shall indemnify the Bank and hold it harmless from and against any and all actions, suits and claims, arising directly or indirectly out of the performance of any subcustodian. Upon request of the Bank, the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing indemnity. The Fund shall pay all fees and expenses of any subcustodian.

               13.3 Duties of the Bank with Respect to Property of the Fund Held Outside of the United States.

               (a) Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Bank to employ as sub-custodians for the Fund's Portfolio Securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on the Schedule attached hereto (each, a "Selected Foreign Sub- Custodian"). Upon receipt of Proper Instructions, together with a certified resolution of the Fund's Board of Trustees, the Bank and the Fund may agree to designate additional foreign banking institutions and foreign securities depositories to act as Selected Foreign Sub-Custodians hereunder. Upon the receipt of Proper Instructions, the Fund may instruct the Bank to cease the employment of any one or more such Selected Foreign Sub-Custodians for maintaining custody of the Fund's assets, and the Bank shall so cease to employ such sub-custodian as soon as alternate custodial arrangements have been implemented.

               (b) Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Bank and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as Selected Foreign Sub-Custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in subparagraph (d) hereof. Notwithstanding the foregoing, except as may otherwise be agreed upon in writing by the Bank and the Fund, the Fund authorizes the deposit in Euro-clear, the securities clearance and depository facilities operated by Morgan Guaranty Trust Company of New York in Brussels, Belgium, of Foreign Portfolio Securities eligible for deposit therein and to utilize such securities depository in connection with settlements of purchases and sales of securities and deliveries and returns of securities, until notified to the contrary pursuant to subparagraph (a) hereunder.

               (c) Segregation of Securities. The Bank shall identify on its books as belonging to the Fund the Foreign Portfolio Securities held by each Selected Foreign Sub- Custodian. Each agreement pursuant to which the Bank employs a foreign banking institution shall require that such institution establish a custody account for the Bank and hold in that account, Foreign Portfolio Securities and other assets of the Fund, and, in the event that such institution deposits Foreign Portfolio Securities in a foreign securities depository, that it shall identify on its books as belonging to the Bank the securities so deposited.

               (d) Agreements with Foreign Banking Institutions. Each of the agreements pursuant to which a foreign banking institution holds assets of the Fund (each, a "Foreign Sub- Custodian Agreement") shall be substantially in the form previously made available to the Fund and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (b) beneficial ownership of the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration (including, without limitation, any fees or taxes payable upon transfers or reregistration of securities); (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Bank, including to the extent permitted under applicable law, the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Bank; and (e) assets of the Fund held by the Selected Foreign Sub-Custodian will be subject only to the instructions of the Bank or its agents.

               (e) Access of Independent Accountants of the Fund. Upon request of the Fund, the Bank will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a Selected Foreign Sub-Custodian insofar as such books and records relate to the performance of such foreign banking institution under its Foreign Sub-Custodian Agreement.

               (f) Reports by Bank. The Bank will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by Selected Foreign Sub-Custodians, including but not limited to an identification of entities having possession of the Foreign Portfolio Securities and other assets of the Fund.

               (g) Transactions in Foreign Custody Account. Transactions with respect to the assets of the Fund held by a Selected Foreign Sub-Custodian shall be effected pursuant to Proper Instructions from the Fund to the Bank and shall be effected in accordance with the applicable Foreign Sub-Custodian Agreement. If at any time any Foreign Portfolio Securities shall be registered in the name of the nominee of the Selected Foreign Sub-Custodian, the Fund agrees to hold any such nominee harmless from any liability by reason of the registration of such securities in the name of such nominee.

               Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Portfolio Securities received for the account of the Fund and delivery of Foreign Portfolio Securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

               In connection with any action to be taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights, exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the "Rights"), the Bank shall promptly transmit to the Fund such information in connection therewith as is made available to the Bank by the Foreign Sub- Custodian, and shall promptly forward to the applicable Foreign Sub-Custodian any instructions, forms or certifications with respect to such Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Fund pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Fund is entitled to participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Fund or by the applicable Foreign Sub-Custodian will comply with all applicable terms and conditions of any such Rights or any applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

               (h) Liability of Selected Foreign Sub-Custodians. Each Foreign Sub-Custodian Agreement with a foreign banking institution shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Bank and each

Fund from and against certain losses, damages, costs, expenses, liabilities or claims arising out of or in connection with the institution's performance of such obligations, all as set forth in the applicable Foreign Sub-Custodian Agreement. The Fund acknowledges that the Bank, as a participant in Euro-clear, is subject to the Terms and Conditions Governing the Euro-Clear System, a copy of which has been made available to the Fund. The Fund acknowledges that pursuant to such Terms and Conditions, Morgan Guaranty Brussels shall have the sole right to exercise or assert any and all rights or claims in respect of actions or omissions of, or the bankruptcy or insolvency of, any other depository, clearance system or custodian utilized by Euro-clear in connection with the Fund's securities and other assets.

               (i) Liability of Bank. The Bank shall have no more or less responsibility or liability on account of the acts of omissions of any Selected Foreign Sub-Custodian employed hereunder than any such Selected Foreign Sub-Custodian has to the Bank and, without limiting the foregoing, the Bank shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, political risk (including, but not limited to, exchange control restrictions, confiscation, insurrection, civil strife or armed hostilities) other losses due to Acts of God, nuclear incident or any loss where the Selected Foreign Sub-Custodian has otherwise exercised reasonable care.

               (j) Monitoring Responsibilities. The Bank shall furnish annually to the Fund, information concerning the Selected Foreign Sub-Custodians employed hereunder for use by the Fund in evaluating such Selected Foreign Sub-Custodians to ensure compliance with the requirements of Rule 17f-5 of the Act. In addition, the Bank will promptly inform the Fund in the event that the Bank is notified by a Selected Foreign Sub-Custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles) or any other capital adequacy test applicable to it by exemptive order, or if the Bank has actual knowledge of any material loss of the assets of the Fund held by a Foreign Sub-Custodian.

               (k) Tax Law. The Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Bank as custodian of the Fund by the tax laws of any jurisdiction, and it shall be the responsibility of the Fund to notify the Bank of the obligations imposed on the Fund or the Bank as the custodian of the Fund by the tax law of any non-U.S. jurisdiction, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

               13.4 Insurance. The Bank shall use the same care with respect to the safekeeping of Portfolio Securities and cash of the Fund held by it as it uses in respect of its own similar property but it need not maintain any special insurance for the benefit of the Fund.

               13.5 Fees and Expenses of Bank. The Fund will pay or reimburse the Bank from time to time for any transfer taxes payable upon transfer of Portfolio Securities made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the performance of this Agreement (including any duties listed on any Schedule hereto, if any) including any indemnities for any loss, liabilities or expense to the Bank as provided above. For the services rendered by the Bank hereunder, the Fund will pay to the Bank such compensation or fees at such rate and at such times as shall be agreed upon in writing by the parties from time to time. The Bank will also be entitled to reimbursement by the Fund for all reasonable expenses incurred in conjunction with termination of this Agreement by the Fund.

               13.6 Advances by Bank. The Bank may, in its sole discretion, advance funds on behalf of the Fund to make any payment permitted by this Agreement upon receipt of any proper authorization required by this Agreement for such payments by the Fund. Should such a payment or payments, with advanced funds, result in an overdraft (due to insufficiencies of the Fund's account with the Bank, or for any other reason) this Agreement deems any such overdraft or related indebtedness, a loan made by the Bank to the Fund payable on demand and bearing interest at the current rate charged by the Bank for such loans unless the Fund shall provide the Bank with agreed upon compensating balances. The Fund agrees that the Bank shall have a continuing lien and security interest to the extent of any overdraft or indebtedness, in and to any property at any time held by it for the Fund's benefit or in which the Fund has an interest and which is then in the Bank's possession or control (or in the possession or control of any third party acting on the Bank's behalf). The Fund authorizes the Bank, in its sole discretion, at any time to charge any overdraft or indebtedness, together with interest due thereon against any balance of account standing to the credit of the Fund on the Bank's books.

         14. Termination.

               14.1 This Agreement may be terminated at any time without penalty upon sixty days written notice delivered by either party to the other by means of registered mail, and upon the expiration of such sixty days this Agreement will terminate; provided, however, that the effective date of such termination may be postponed to a date not more than ninety days from the date of delivery of such notice (i) by the Bank in order to prepare for the transfer by the Bank of all of the assets of the Fund held hereunder, and (ii) by the Fund in order to give the Fund an opportunity to make suitable arrangements for a successor custodian. At any time after the termination of this Agreement, the Fund will, at its request, have access to the records of the Bank relating to the performance of its duties as custodian.

               14.2 In the event of the termination of this Agreement, the Bank will immediately upon receipt or transmittal, as the case may be, of notice of termination, commence and prosecute diligently to completion the transfer of all cash and the delivery of all Portfolio Securities duly endorsed and all records maintained under Section 11 to the successor custodian when appointed by the Fund. The obligation of the Bank to deliver and transfer over the assets of the Fund held by it directly to such successor custodian will commence as soon as such successor is appointed and will continue until completed as aforesaid. If the Fund does not select a successor custodian within ninety (90) days from the date of delivery of notice of termination the Bank may, subject to the provisions of subsection (14.3), deliver the Portfolio Securities and cash of the Fund held by the Bank to a bank or trust company of its own selection which meets the requirements of Section 17(f)(1) of the 1940 Act and has a reported capital, surplus and undivided profits aggregating not less than $2,000,000, to be held as the property of the Fund under terms similar to those on which they were held by the Bank, whereupon such bank or trust company so selected by the Bank will become the successor custodian of such assets of the Fund with the same effect as though selected by the Board.

               14.3 Prior to the expiration of ninety (90) days after notice of termination has been given, the Fund may furnish the Bank with an order of the Fund advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the shareholders of the Fund the question of whether the Fund will be liquidated or will function without a custodian for the assets of the Fund held by the Bank. In that event the Bank will deliver the Portfolio Securities and cash of the Fund held by it, subject as aforesaid, in accordance with one of such alternatives which may be approved by the requisite vote of shareholders, upon receipt by the Bank of a copy of the minutes of the meeting of shareholders at which action was taken, certified by the Fund's Secretary and an opinion of counsel tot he Fund in form and content satisfactory to the Bank.

         15. Confidentiality. Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed to any other person without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, without bond or other security, to an injunction or injunctions to prevent breaches of this provision.

         16. Notices. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto will be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below, namely:

        (a)     In the case of notices sent to the Fund to

                Guinness Flight Investment Funds, Inc.
                201 South Lake Avenue, Suite 510
                Pasadena, California  91101
                Attention:  Mr. Robert H. Wadsworth

        (b)     In the case of notices sent to the Bank to

                Investors Bank & Trust Company
                89 South Street
                Boston, Massachusetts  02111
                Attention:  Mr. Henry N. Joyce

         or at such other place as such party may from time to time designate in writing.

         17. Amendments. This Agreement may not be altered or amended, except by an instrument in writing, executed by both parties, and in the case of the Fund, such alteration or amendment will be authorized and approved by its Board.

         18. Parties. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 14 hereof will not be deemed to be an assignment within the meaning of this provision.

         19. Governing Law. This Agreement and all performance hereunder will be governed by the laws of the Commonwealth of Massachusetts.

         20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first written above.

                                        Guinness Flight Investment Funds, Inc.


                                         By: /s/Eric Banhazl
                                            ---------------------------
                                             Name:  Eric Banhazl
                                             Title: Treasurer

ATTEST:/s/
-----------------------------



                                         Investors Bank & Trust Company


                                         By: /s/Henry M. Joyce
                                            ---------------------------
                                             Name:  Henry M. Joyce
                                             Title: Vice President

ATTEST:
-----------------------------

Date______
                                     - 22 -

                               AMENDMENT AGREEMENT

                                     between

                        GUINNESS FLIGHT INVESTMENT FUNDS

                                       and

                         INVESTORS BANK & TRUST COMPANY

                               AMENDMENT AGREEMENT

         AGREEMENT, dated as of September 5, 1997, by and between GUINNESS FLIGHT INVESTMENT FUNDS, a Delaware business trust (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund and the Bank entered into a Custodian Agreement dated as of July 1, 1994 (the "Custodian Agreement"); and

         WHEREAS, the Fund and the Bank desire to amend the Custodian Agreement pursuant to Section 17 (Amendments) of the Custodian Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendment of the Custodian Agreement.

         (A) The document attached as Appendix A to this Amendment Agreement shall constitute the Appendix A to the Custodian Agreement.

         (B) Paragraph 13.5, Fees and Expenses of the Bank; is hereby amended as follows:

               (i) Beginning in line 7, replace "shall be" with "defined in Appendix B hereto, and as"

         (C) The document attached as Appendix B to this Amendment Agreement shall constitute the Appendix B to the Custodian Agreement.


              (The remainder of this page intentionally left blank)

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By: /s/Geoffrey M. O'Conner
   ------------------------
Name: Geoffrey M. O'Conner
Title: Director


GUINNESS FLIGHT INVESTMENT FUNDS


By: /s/Eric M. Banhazl
   -------------------
Name:  Eric M. Banhazl
Title: Treasurer

                                   APPENDIX A

The portfolios covered by this Agreement as of September 6, 1997:

         o        Guinness Flight Asia Blue Chip Fund
         o        Guinness Flight Asia Small Cap Fund
         o        Guinness Flight China and Hong Kong Fund
         o        Guinness Flight Global Government Bond Fund
         o        Guinness Flight Mainland China Fund


Acknowledged:              /s/ Geoffrey M. O'Connor         Date: 1/20/98
                           ------------------------         -------------
                           For the Bank


                           /s/Eric M. Banhazl               Date: 1/26/98
                           ------------------               -------------
                           For the Fund

                                   APPENDIX A
                             TO CUSTODIAN AGREEMENT

The portfolios covered by this Agreement as of August    , 1998

               Guinness Flight Asia Blue Chip Fund
               Guinness Flight Asia Small Cap Fund
               Guinness Flight China & Hong Kong Fund
               Guinness Flight Global Government Bond Fund
               Guinness Flight Mainland China Fund
               Guinness Flight New Europe Fund
               Guinness Flight Index Fund


Acknowledged:        ___________________________           Date:  ____________
                     For the Bank


                     ___________________________           Date:  ____________
                     For the Funds

                               AMENDMENT AGREEMENT

                                     between

                        GUINNESS FLIGHT INVESTMENT FUNDS

                                       and

                         INVESTORS BANK & TRUST COMPANY

                               AMENDMENT AGREEMENT

         AGREEMENT, dated as of February 4, 1998, by and between GUINNESS FLIGHT INVESTMENT FUNDS, a Delaware business trust (the "Fund") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Fund and the Bank entered into a Custodian Agreement dated as of July 1, 1994 (the "Custodian Agreement"); and

         WHEREAS, the Fund and the Bank desire to amend the Custodian Agreement pursuant to Section 17 (Amendments) of the Custodian Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendment of the Custodian Agreement.

(A) The document attached as Appendix B to this Amendment Agreement supersedes any and all existing fee schedules previously agreed to between the Bank and the Fund and shall constitute the Appendix B to the Custodian Agreement effective December 1, 1997.

              (The remainder of this page intentionally left blank)

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

INVESTORS BANK & TRUST COMPANY

By: /s/Geoffrey M. O'Connor
   ------------------------
Name: Geoffrey M. O'Connor
Title: Director


GUINNESS FLIGHT INVESTMENT FUNDS


By: /s/Eric M. Banhazl
   -------------------
Name:  Eric M. Banhazl
Title: Treasurer

                                   APPENDIX B

                     GUINNESS FLIGHT INVESTMENT FUNDS, INC.
                     FEE SCHEDULE EFFECTIVE DECEMBER 1, 1997


                FUND ACCOUNTING, CALCULATION OF N.A.V., & CUSTODY

A.  FUND ACCOUNTING, CALCULATION OF N.A.V.

     o There will be an annual per fund fee for Fund Accounting and Calculation of NAV as follows:

          First year or up to $25 million in assets             $30,000 per fund
          Second year or up to $50 million in assets            $40,000 per fund
          Third year and beyond, or over $50 million in assets  $50,000 per fund

This Fee Schedule shall apply to any new fund sponsored by Guinness Flight.

B.  DOMESTIC CUSTODY

     o    The  following  basis point fees are based on all domestic  assets for
          which  the  Bank  is   custodian.   This   amount   does  not  include
          transactions. See Standard Transaction Costs (D).

                                                               ANNUAL FEE
          All US. Domestic Assets                              3.0 BASIS POINTS

C.  FOREIGN SUBCUSTODIAN FEES

     o Incremental basis point and transaction fees will be charged for all foreign assets for which the Bank is custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, script fees, registration, exchange fees, and other market charges are out-of-pocket.

     o Investors Bank will require the fund to hold all international assets at the subcustodian of our choice.

D.  TRANSACTION COSTS

         o        DTC/Fed Book Entry $12
         o        Physical Securities          35
         o        options and Futures          18
         o        GNMA Securities              40
         o        Principal Paydown             5
         o        Foreign Currency             18**
         o        Outgoing Wires                8
         o        Incoming Wires                6

**There are no transaction charges for F/X contracts executed by Investors Bank.

                                  MISCELLANEOUS

A.  OUT-OF-POCKET

     o These charges will consist of actual and reasonable expenses incurred by the Bank associated with:

           -Pricing and Verification Services          -Legal Costs
           -Printing, Delivery & Postage               -Third Party Review
           -Telecommunications                         -Forms & Supplies
           -Extraordinary Travel Expenses              -Customized Development

B.  DOMESTIC BALANCE CREDIT

     o We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C.  SYSTEMS

     o The details of any systems work will be determined after a thorough business analysis. Systems work will be billed on a time and material basis.

D.  PAYMENT

     o The above fees will be charged against the fund's custodian checking account five business days after the invoice is mailed.

E.  SECURITIES LENDING AND FOREIGN EXCHANGE

     o The assumption is made that the Bank will perform securities lending, foreign exchange and cash management for the portfolios. Securities lending revenue is split with the funds and the Bank on a 60/40% basis: 60% going to the funds.

              (The remainder of this page intentionally left blank)

        GLOBAL CUSTODY FEE SCHEDULE FOR GUINNESS FLIGHT INVESTMENT FUNDS


COUNTRY                                 BP CHARGE           TRANSACTION CHARGE
                                         (POINTS)                         ($$)

Argentina*                                  22.00                       $75.00
Australia                                    5.00                        60.00
Austria                                      7.00                        60.00
Bangladesh (n)                              41.00                       150.00
Belgium                                      7.00                        60.00
Bahrain (n)                                 41.00                       140.00
Botswana (n)                                50.00                       175.00
Brazil**                                    29.00                        80.00
Canada                                       5.00                        30.00
Chile**                                     24.00                       100.00
China                                       18.00                        60.00
Colombia***                                 24.00                       100.00
Croatia (n)                                 45.00                       125.00
Cyprus (n)                                  50.00                       150.00
Czech Republic (n)                          20.00                        75.00
Denmark                                      5.00                        55.00
Ecuador (n)                                 45.00                       100.00
Egypt (n)                                   41.00                       100.00
Estonia (n)                                 30.00                       125.00
Euroclear - Internal                         5.00                        20.00
Euroclear - Cross Border                     5.00                        60.00
Finland                                      7.00                        70.00
France                                       5.00                        60.00
Germany                                      5.00                        30.00
Ghana (n)                                   50.00                       200.00
Greece                                      31.00                       110.00
Hong Kong                                    8.00                        60.00
Hungary                                     42.00                       120.00
India****                                   45.00                         50BP
Indonesia                                   13.00                        60.00
Ireland (n)                                  7.00                        60.00

COUNTRY                                 BP CHARGE           TRANSACTION CHARGE
                                         (POINTS)                         ($$)

Israel (n)                                  20.00                        60.00
Italy                                        5.00                        50.00
Japan                                        5.00                        20.00
Jordan                                      41.00                       120.00
Kenya(n)                                    50.00                       200.00
Korea                                       13.00                        60.00
Latvia (n)                                  30.00                       125.00
Lebanon (n)                                 41.00                       140.00
Lithuania (n)                               20.00                        75.00
Lithuanian T-Bills (n)                      25.00                        75.00
Luxembourg                                   7.00                        60.00
Malaysia                                    10.00                        70.00
Mauritius (n)                               41.00                       140.00
Mexico                                      10.00                        40.00
Morocco (n)                                 40.00                       150.00
Namibia (n)                                 50.00                       200.00
Netherlands                                  5.00                        40.00
New Zealand                                  5.00                        60.00
Norway                                       7.00                        90.00
Oman (n)                                    41.00                       140.00
Pakistan                                    41.00                       120.00
Peru                                        45.00                       120.00
Philippines                                 13.00                        60.00
Poland (n)                                  50.00                       150.00
Poland T-Bills (n)                          29.00                       110.00
Portugal                                     8.00                       125.00
Romania(n)                                  45.00                       125.00
Russia - Equities (n)                       41.00                       250.00
Russia - Min Fins (n)                       35.00                       140.00
Singapore                                   10.00                        65.00
Slovakia (n)                                20.00                        75.00
Slovenia (n)                                41.00                       100.00
South Africa (n)                             7.00                        40.00
Spain - Equity & Corp Debt                   5.00                        55.00

COUNTRY                                 BP CHARGE           TRANSACTION CHARGE
                                         (POINTS)                         ($$)

Spain - Gov't Debt                           5.00                        55.00
Sri Lanka                                   13.00                        60.00
Swaziland (n)                               50.00                       200.00
Sweden                                       5.00                        40.00
Switzerland                                  5.00                        60.00
Taiwan                                      13.00                        60.00
Thailand                                    10.00                        60.00
Turkey                                      15.00                       100.00
UK                                           5.00                        50.00
Uruguay (n)                                 50.00                       150.00
Venezuela**                                 24.00                       100.00
Zambia (n)                                  50.00                       200.00
Zimbabwe (n)                                50.00                       175.00


* Bonds Billed at Residual Value
** Local Administration Fee Included in Custody Fee
*** 20 BP Local Administration Charge Applied to Trades
**** Trades Billed at 50 BP
(n) = New  Country  not Listed on Old Fee  Schedule
Out-of-Pocket charges are passed through as actuals in all markets.